UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 23, 2015 (September 18, 2015)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

877 North 8th West, Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
(Former Name, Former Address or Former Fiscal Year, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

□            Written communications pursuant to Rule 425 under the Securities Act
□            Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5:  Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Keith G. Larsen, Steven D. Richmond and Byron G. Mowry

On September 18, 2015, Keith G. Larsen, Chief Executive Officer and Chairman of the board of directors (the "Board") of U.S. Energy Corp. (the "Company"), notified the Company that he intends to resign from those positions and from all other positions with the Company effective September 25, 2015.  The Board determined to provide, among other things, a one-time severance payment to Mr. Larsen of $550,000, immediate vesting of all of Mr. Larsen's outstanding options and restricted stock awards and health insurance for eighteen months on the effective date of his resignation pursuant to the terms of a separation agreement that is expected to be finalized prior to that date.

On September 21, 2015, Steven D. Richmond, Chief Financial Officer and Treasurer of the Company, notified the Company that he intends to resign from those positions effective December 31, 2015.  The Board determined to provide, among other things, a one-time severance payment to Mr. Richmond of $110,000, immediate vesting of all of Mr. Richmond's outstanding options and restricted stock awards and health insurance for eighteen months on the effective date of his resignation pursuant to the terms of a separation agreement that is expected to be finalized prior to that date.

On September 22, 2015, Byron G. Mowry, Principal Accounting Officer and Secretary of the Company, notified the Company that he intends to resign from those positions effective December 31, 2015.  The Board determined to provide, among other things, a one-time severance payment to Mr. Mowry of $110,000, immediate vesting of all of Mr. Mowry's outstanding options and restricted stock awards and health insurance for eighteen months on the effective date of his resignation pursuant to the terms of a separation agreement that is expected to be finalized prior to that date.

Appointment of David Veltri as Chief Executive Officer

Effective September 25, 2015, the Board appointed David Veltri to the position of Chief Executive Officer.  Mr. Veltri is currently the Company's President and Chief Operating Officer.  Mr. Veltri's compensation did not change as a result of the appointment.

Section 9:  Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Press Release, dated September 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: September 23, 2015	By:	/s/ Keith G. Larsen
Keith G. Larsen, CEO